Exhibit 99.1

FOR IMMEDIATE RELEASE

February 28, 2018

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2017 FOURTH QUARTER AND FULL YEAR EARNINGS

AND 2018 GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended December 31, 2017 and 2016:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $219.6 million, or $2.31 per diluted share, during the fourth quarter of 2017 as compared to $174.2 million, or $1.78 per diluted share, during the comparable quarter of 2016.  Net revenues increased 6.7% to $2.64 billion during the fourth quarter of 2017 as compared to $2.48 billion during the fourth quarter of 2016.

For the three-month period ended December 31, 2017, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $189.6 million, or $2.00 per diluted share, as compared to $176.0 million, or $1.80 per diluted share, during the fourth quarter of 2016.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2017, is a net aggregate favorable after-tax impact of $30.0 million, or $.31 per diluted share, consisting of:

•

a favorable after-tax impact of $30.0 million, or $.32 per diluted share, resulting from a reduction in our net deferred income tax liability recorded in connection with the Tax Cuts and Jobs Act of 2017 (the “TCJA-17”) which reduced the U.S. federal corporate tax rate to 21% from 35%, effective January 1, 2018;

•

a favorable after-tax impact of $13.5 million, or $.14 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), as discussed below;

•

an unfavorable after-tax impact of $11.3 million, or $.12 per diluted share, due to the one-time repatriation tax incurred pursuant to the TCJA-17 (incurred in connection with our behavioral health care facilities located in the U.K. and Puerto Rico), and;

•

an unfavorable after-tax impact of $2.3 million, or $.03 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA”), increased 7.1% to $447.0 million during the fourth quarter of 2017 as compared to $417.1 million during the fourth quarter of 2016.

Consolidated Results of Operations, As Reported and As Adjusted  – Twelve-month periods ended December 31, 2017 and 2016:

Reported net income attributable to UHS was $752.3 million, or $7.81 per diluted share, during the full year of 2017 as compared to $702.4 million, or $7.14 per diluted share, during 2016.

Net revenues increased 6.6% to $10.41 billion during 2017 as compared to $9.77 billion during 2016. As calculated on the attached Supplemental Schedule, our EBITDA increased 3.4% to $1.71 billion during 2017 as compared to $1.65 billion during 2016.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2017, is a net aggregate favorable after-tax impact of $26.8 million, or $.28 per diluted share, consisting of:

•

a favorable after-tax impact of $30.0 million, or $.32 per diluted share, resulting from a reduction in our net deferred income tax liability resulting from lower federal income tax rates beginning January 1, 2018 pursuant to the TCJA-17;

•	a favorable after-tax impact of $22.1 million, or $.23 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, as discussed below;
•	an unfavorable after-tax impact of $11.3 million, or $.12 per diluted share, due to the one-time repatriation tax incurred pursuant to the TCJA of 2017, and;
•

an unfavorable after-tax impact of $14.0 million, or $.15 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

Acute Care Services – Three and twelve-month periods ended December 31, 2017 and 2016:

During the fourth quarter of 2017, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 7.3% and adjusted patient days increased 5.2%, as compared to the fourth quarter of 2016. Net revenues from our acute care services increased 6.5% during the fourth quarter of 2017 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission decreased 0.1% while net revenue per adjusted patient day increased 1.9% during the fourth quarter of 2017 as compared to the comparable quarter of 2016.

During the twelve-month period ended December 31, 2017, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.5% and adjusted patient days increased 2.8%, as compared to the full year of 2016. Net revenues from our acute care services increased 4.7% during the full year of 2017 as compared to 2016. At these facilities, net revenue per adjusted admission decreased 0.3% while net revenue per adjusted patient day increased 2.4% during 2017 as compared to 2016.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $406 million and $399 million during the three-month periods ended December 31, 2017 and 2016, respectively, and $1.77 billion and $1.45 billion during the twelve-month periods ended December 31, 2017 and 2016, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $182 million and $136 million during the three-month periods ended December 31, 2017 and 2016, respectively, and $756 million and $628 million during the twelve-month periods ended December 31, 2017 and 2016, respectively.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2017 and 2016:

During the fourth quarter of 2017, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.5% while adjusted patient days decreased 0.7% as compared to the fourth quarter of 2016. At these facilities, net revenue per adjusted admission decreased 0.3% while net revenue per adjusted patient day increased 2.9% during the fourth quarter of 2017 as compared to the comparable quarter in 2016. On a same facility basis, our behavioral health care services’ net revenues increased 1.6% during the fourth quarter of 2017 as compared to the fourth quarter of 2016.

During the twelve-month period ended December 31, 2017, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.4% while adjusted patient days increased 0.2% as compared to the full year of 2016. At these facilities, net revenue per adjusted admission decreased 0.4% while net revenue per adjusted patient day increased 1.9% during the full year of 2017 as compared to 2016. On a same facility basis, our behavioral health care services’ net revenues increased 1.7% during 2017 as compared to 2016.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the twelve months ended December 31, 2017, our net cash provided by operating activities was $1.18 billion as compared to $1.33 billion generated during the full year of 2016. The $151 million decrease was due to: (i) a $144 million unfavorable change in cash flows from foreign currency forward exchange contracts related to our investments in the U.K; (ii) a $90 million unfavorable change in other working capital accounts resulting primarily from changes in accounts payable and accrued expenses due to timing of disbursements, partially offset by; (iii) $83 million of other net favorable changes including a $63 million favorable change in accounts receivable.

In November of 2017, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $1.2 billion from the previous $800 million authorization approved during 2016 and 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the fourth quarter of 2017, we have repurchased approximately 1.0 million shares at an aggregate cost of $100.8 million (approximately $100 per share).  During the twelve months of 2017, we have repurchased approximately 2.96 million shares at an aggregate cost of $322.2 million (approximately $109 per share). Since inception of the program through December 31, 2017, we have repurchased approximately 7.35 million shares at an aggregate cost of $836.3 million (approximately $114 per share).

2018 Full Year Guidance Range:

Reflected below is our 2018 guidance range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization (“EBITDA”), earnings per diluted share (“EPS-diluted”) and capital expenditures.  EBITDA is a non-GAAP financial measure and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2017. Please see the Supplemental Non-GAAP Disclosures - 2018 Operating Results Forecast schedule as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

                     For the Year Ended

                                             December 31, 2018

	Low	High
Net revenues	$10.923 billion	$11.063 billion
EBITDA	$1.758 billion	$1.837 billion
Adjusted EPS-diluted	$9.25 per share	$9.90 per share
Capital expenditures	$600 million	$625 million

Our 2018 guidance contains a number of assumptions including, but not limited to, the following:

•

This guidance excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, the impact of gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases that differ from included assumptions and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

•	Our net revenues are estimated to be approximately $10.923 billion to $11.063 billion representing an increase of approximately 5% to 6% over our 2017 net revenues of approximately $10.410 billion.
•

This adjusted EPS-diluted guidance range represents an increase of approximately 23% to 31% over the adjusted net income attributable to UHS of $7.53 per diluted share for the year ended December 31, 2017, as calculated on the attached Supplemental Schedule.

•

This adjusted EPS-diluted guidance range includes the estimated favorable impact on our 2018 provision for income taxes and net income attributable to UHS, resulting from the TCJA-17, amounting to approximately $142 million to $152 million, or $1.52 to $1.63 per diluted share.

•

This guidance range, like our adjusted earnings for 2017 as discussed above, excludes the impact on our provision for income taxes and net income attributable to UHS resulting from of our January 1, 2017 adoption of ASU 2016-09, as discussed below.

Adoption of ASU 2016-09:

Effective January 1, 2017, we adopted ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which amends the accounting for employee share-based payment transactions to require recognition of the tax effects resulting from the settlement of stock-based awards as income tax expense or benefit in the income statement in the reporting period in which they occur.  In connection with the adoption of ASU 2016-09, during the three and twelve-month periods ended December 31, 2017, we recorded reductions to our provision for income taxes of $13.5 million and $22.1 million, respectively, which resulted in a corresponding increases in our net income attributable to UHS of $13.5 million, or $.14 per diluted share, during the fourth quarter of 2017 and $22.1 million, or $.23 per diluted share, during the full year of 2017.

Since the impact of ASU 2016-09 on our future financial statements is dependent upon the timing of stock option exercises, and the market price of our stock at the time of exercise, we are unable to estimate the impact this adoption will have on our future provision for income taxes and net income attributable to UHS.  This reporting change is applied prospectively, effective as of January 1, 2017, with the exception of the change in the presentation of the excess income tax benefits related to stock-based compensation in the Statement of Cash Flows, which was applied retrospectively.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on March 1, 2018. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected hospital companies, Universal Health Services, Inc. (“UHS”) has built an impressive record of achievement and performance. Growing steadily since its inception into an esteemed Fortune 500 corporation, UHS today has annual revenue exceeding $10 billion. In 2017, UHS was recognized as one of the World’s Most Admired Companies by Fortune; ranked #276 on the Fortune 500, and listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones: Build or acquire high quality hospitals in rapidly growing markets, invest in the people and equipment needed to allow each facility to thrive, and become the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 83,000 employees and through its subsidiaries operates 326 inpatient acute care hospitals and behavioral health facilities and 32 outpatient and other facilities located in 37 states, Washington, D.C., the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in

Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2017), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and EBITDA, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items related to the implementation of EHR applications at our acute care hospitals, the impact on our 2017 provision for income taxes and net income attributable to UHS resulting from the TCJA-17, the impact on our provision for income taxes and net income attributable to UHS resulting from our adoption of ASU 2016-09, and other potential items that are nonrecurring or non-operational in nature including, but not limited to, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, and other material amounts that may be reflected in the current or prior year financial statements that relate to prior periods.  To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2017. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2017	2016	2017	2016
Net revenues before provision for doubtful accounts	$2,849,971	$2,638,436	$11,278,942	$10,507,788
Less: Provision for doubtful accounts	207,184	162,751	869,077	741,578
Net revenues	2,642,787	2,475,685	10,409,865	9,766,210

Operating charges:
Salaries, wages and benefits	1,254,851	1,156,729	4,980,637	4,585,530
Other operating expenses	624,986	614,490	2,493,062	2,359,339
Supplies expense	284,854	263,872	1,105,096	1,031,337
Depreciation and amortization	113,638	107,436	447,765	416,608
Lease and rental expense	25,714	24,267	103,127	97,324
Electronic health records incentive income	—	(5,339)	—	(5,339)
	2,304,043	2,161,455	9,129,687	8,484,799
Income from operations	338,744	314,230	1,280,178	1,281,411
Interest expense, net	36,786	32,882	145,169	125,053
Income before income taxes	301,958	281,348	1,135,009	1,156,358
Provision for income taxes	76,923	102,610	363,697	409,187
Net income	225,035	178,738	771,312	747,171
Less: Net income attributable to noncontrolling interests	5,426	4,530	19,009	44,762
Net income attributable to UHS	$219,609	$174,208	$752,303	$702,409

Basic earnings per share attributable to UHS (a)	$2.32	$1.80	$7.86	$7.22

Diluted earnings per share attributable to UHS (a)	$2.31	$1.78	$7.81	$7.14

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2017	2016	2017	2016
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$219,609	$174,208	$752,303	$702,409
Less: Net income attributable to unvested restricted share grants	(105)	(72)	(362)	(314)
Net income attributable to UHS - basic and diluted	$219,504	$174,136	$751,941	$702,095

Weighted average number of common shares - basic	94,530	96,998	95,652	97,208

Basic earnings per share attributable to UHS:	$2.32	$1.80	$7.86	$7.22

Weighted average number of common shares	94,530	96,998	95,652	97,208
Add: Other share equivalents	379	917	673	1,172
Weighted average number of common shares and equiv. - diluted	94,909	97,915	96,325	98,380

Diluted earnings per share attributable to UHS:	$2.31	$1.78	$7.81	$7.14

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2017 and 2016
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2017	revenues	December 31, 2016	revenues
Net income attributable to UHS	$219,609		$174,208
Depreciation and amortization	113,638		107,436
Interest expense, net	36,786		32,882
Provision for income taxes	76,923		102,610
Unadjusted EBITDA	$446,956	16.9%	$417,136	16.8%
EHR-related net income attributable to noncontrolling interests, pre-tax	(29)		(128)
Adjusted EBITDA	$446,927	16.9%	$417,008	16.8%

Net revenues	$2,642,787		$2,475,685

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2017		December 31, 2016
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$219,609	$2.31	$174,208	$1.78
Plus/minus after-tax adjustments:
Impact of ASU 2016-09	(13,477)	(0.14)	-	-
After-tax impact of EHR-related items	2,255	0.03	1,770	0.02
Impact of TCJA-17-Deferred tax	(30,000)	(0.32)	-	-
Impact of TCJA-17-Repatriation tax	11,250	0.12	-	-
Subtotal	$(29,972)	$(0.31)	$1,770	$0.02
Adjusted net income attributable to UHS	$189,637	$2.00	$175,978	$1.80

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2017 and 2016
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2017	revenues	December 31, 2016	revenues
Net income attributable to UHS	$752,303		$702,409
Depreciation and amortization	447,765		416,608
Interest expense, net	145,169		125,053
Provision for income taxes	363,697		409,187
Unadjusted EBITDA	$1,708,934	16.4%	$1,653,257	16.9%
EHR-related net income attributable to noncontrolling interests, pre-tax	(229)		(1,746)
Adjusted EBITDA	$1,708,705	16.4%	$1,651,511	16.9%

Net revenues	$10,409,865		$9,766,210

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2017		December 31, 2016
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$752,303	$7.81	$702,409	$7.14
Plus/minus after-tax adjustments:
Impact of ASU 2016-09	(22,096)	(0.23)	-	-
After-tax impact of EHR-related items	14,002	0.15	17,830	0.18
Impact of TCJA-17-Deferred tax	(30,000)	(0.32)	-	-
Impact of TCJA-17-Repatriation tax	11,250	0.12	-	-
Subtotal	$(26,844)	$(0.28)	$17,830	$0.18
Adjusted net income attributable to UHS	$725,459	$7.53	$720,239	$7.32

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2017	2016	2017	2016
Net income	$225,035	$178,738	$771,312	$747,171
Other comprehensive income (loss):
Unrealized derivative gains on cash flow hedges	3,132	13,082	6,679	1,438
Amortization of terminated hedge	0	0	0	(167)
Unrealized loss on marketable security	(3,814)	(1,474)	(2,169)	(2,229)
Minimum pension liability	4,070	13,356	4,070	13,356
Foreign currency translation adjustment	16,746	(888)	26,678	(10,038)
Other comprehensive income before tax	20,134	24,076	35,258	2,360
Income tax expense related to items of other comprehensive income	729	9,329	2,664	4,648
Total other comprehensive income (loss), net of tax	19,405	14,747	32,594	(2,288)

Comprehensive income	244,440	193,485	803,906	744,883
Less: Comprehensive income attributable to noncontrolling interests	5,426	4,530	19,009	44,762
Comprehensive income attributable to UHS	$239,014	$188,955	$784,897	$700,121

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$74,423	$33,747
Accounts receivable, net	1,500,898	1,439,553
Supplies	136,177	125,365
Other current assets	86,504	82,706
Total current assets	1,798,002	1,681,371
Property and equipment	7,921,126	7,314,437
Less: accumulated depreciation	(3,349,289)	(2,983,481)
	4,571,837	4,330,956
Other assets:
Goodwill	3,825,157	3,784,106
Deferred charges	9,787	13,520
Deferred income taxes	3,007	1,234
Other	554,038	506,615
Total Assets	$10,761,828	$10,317,802

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$545,619	$105,895
Accounts payable and accrued liabilities	1,284,081	1,209,329
Federal and state taxes	18,334	2,149
Total current liabilities	1,848,034	1,317,373

Other noncurrent liabilities	306,304	275,167
Long-term debt	3,494,390	4,030,230
Deferred income taxes	54,962	88,119

Redeemable noncontrolling interest	6,702	9,319

UHS common stockholders' equity	4,989,514	4,533,220
Noncontrolling interest	61,922	64,374
Total equity	5,051,436	4,597,594

Total Liabilities and Stockholders' Equity	$10,761,828	$10,317,802

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$771,312	$747,171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	447,883	416,608
Stock-based compensation expense	56,738	48,109
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(24,719)	(87,881)
Accrued interest	705	9,766
Accrued and deferred income taxes	(6,405)	22,068
Other working capital accounts	(15,165)	74,489
Other assets and deferred charges	(28,607)	(25,671)
Other	(42,564)	81,139
Excess income tax benefits related to stock-based compensation	0	45,219
Accrued insurance expense, net of commercial premiums paid	102,595	84,638
Payments made in settlement of self-insurance claims	(79,192)	(81,962)
Net cash provided by operating activities	1,182,581	1,333,693
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(557,506)	(519,939)
Acquisition of property and businesses	(22,878)	(613,803)
Proceeds received from sales of assets and businesses	108	0
Costs incurred for purchase and implementation of information technology application	(29,047)	(21,475)
Increase in capital reserves of commercial insurance subsidiary	(7,100)	(32,000)
Investment in, and advances to, joint venture	(7,976)	0
Net cash used in investing activities	(624,399)	(1,187,217)
Cash Flows from Financing Activities:
Reduction of long-term debt	(143,106)	(459,183)
Additional borrowings	41,100	1,170,800
Acquisition of noncontrolling interests in majority owned businesses	0	(418,000)
Financing costs	(76)	(12,449)
Repurchase of common shares	(364,401)	(353,380)
Dividends paid	(38,211)	(38,875)
Issuance of common stock	10,254	9,503
Profit distributions to noncontrolling interests	(24,713)	(69,583)
Net cash used in financing activities	(519,153)	(171,167)
Effect of exchange rate changes on cash and cash equivalents	1,647	(2,790)
Increase (decrease) in cash and cash equivalents	40,676	(27,481)
Cash and cash equivalents, beginning of period	33,747	61,228
Cash and cash equivalents, end of period	$74,423	$33,747
Supplemental Disclosures of Cash Flow Information:
Interest paid	$135,533	$107,079
Income taxes paid, net of refunds	$370,855	$344,611
Noncash purchases of property and equipment	$82,496	$65,702

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	Quarter ended	12 months ended
	12/31/2017	12/31/2017
Acute Care Services
Revenues	6.5%	4.7%
Adjusted Admissions	7.3%	5.5%
Adjusted Patient Days	5.2%	2.8%
Revenue Per Adjusted Admission	-0.1%	-0.3%
Revenue Per Adjusted Patient Day	1.9%	2.4%

Behavioral Health Care Services
Revenues	1.6%	1.7%
Adjusted Admissions	2.5%	2.4%
Adjusted Patient Days	-0.7%	0.2%
Revenue Per Adjusted Admission	-0.3%	-0.4%
Revenue Per Adjusted Patient Day	2.9%	1.9%

UHS Consolidated	Fourth quarter ended		Twelve months ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Revenues	$2,642,787	$2,475,685	$10,409,865	$9,766,210
EBITDA (1)	$446,956	$417,136	$1,708,934	$1,653,257
EBITDA Margin (1)	16.9%	16.8%	16.4%	16.9%

Cash Flow From Operations	$304,316	$197,181	$1,182,581	$1,333,693
Days Sales Outstanding	52	52	53	53
Capital Expenditures	$138,813	$123,776	$557,506	$519,939

Debt			$4,040,009	$4,136,125
UHS' Shareholders Equity			$4,989,514	$4,533,220
Debt / Total Capitalization			44.7%	47.7%
Debt / EBITDA (2)			2.36	2.50
Debt / Cash From Operations (2)			3.42	3.10

(1) Net of Minority Interest
(2) Latest 4 quarters

Universal Health Services, Inc.
Acute Care Hospital Services
For the three and twelve months ended
December 31, 2017 and 2016
(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve Months ended		Twelve Months ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,551,711		$1,424,468		$5,983,425		$5,649,163
Less: Provision for doubtful accounts	180,051		136,271		728,438		627,827
Net revenues	1,371,660	100.0%	1,288,197	100.0%	5,254,987	100.0%	5,021,336	100.0%
Operating charges:
Salaries, wages and benefits	563,616	41.1%	535,777	41.6%	2,187,390	41.6%	2,083,357	41.5%
Other operating expenses	300,372	21.9%	318,555	24.7%	1,225,494	23.3%	1,215,144	24.2%
Supplies expense	232,611	17.0%	215,141	16.7%	886,829	16.9%	836,399	16.7%
Depreciation and amortization	67,214	4.9%	62,803	4.9%	252,365	4.8%	237,658	4.7%
Lease and rental expense	14,051	1.0%	13,093	1.0%	55,915	1.1%	52,582	1.0%
EHR incentive income	-	—	-	—	-	—	-	—
Subtotal-operating expenses	1,177,864	85.9%	1,145,369	88.9%	4,607,993	87.7%	4,425,140	88.1%
Income from operations	193,796	14.1%	142,828	11.1%	646,994	12.3%	596,196	11.9%
Interest expense, net	610	0.0%	817	0.1%	2,683	0.1%	3,277	0.1%
Income before income taxes	$193,186	14.1%	$142,011	11.0%	$644,311	12.3%	$592,919	11.8%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve Months ended		Twelve Months ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,594,219		$1,454,880		$6,240,302		$5,740,777
Less: Provision for doubtful accounts	182,288		136,271		755,619		627,827
Net revenues	1,411,931	100.0%	1,318,609	100.0%	5,484,683	100.0%	5,112,950	100.0%
Operating charges:
Salaries, wages and benefits	568,618	40.3%	537,675	40.8%	2,241,527	40.9%	2,086,986	40.8%
Other operating expenses	332,287	23.5%	349,449	26.5%	1,350,741	24.6%	1,308,293	25.6%
Supplies expense	234,721	16.6%	215,176	16.3%	905,165	16.5%	836,481	16.4%
Depreciation and amortization	72,084	5.1%	71,097	5.4%	285,501	5.2%	273,176	5.3%
Lease and rental expense	14,142	1.0%	13,094	1.0%	57,208	1.0%	52,604	1.0%
EHR incentive income	-	—	(5,339)	(0.4)%	-	—	(5,339)	(0.1)%
Subtotal-operating expenses	1,221,852	86.5%	1,181,152	89.6%	4,840,142	88.2%	4,552,201	89.0%
Income from operations	190,079	13.5%	137,457	10.4%	644,541	11.8%	560,749	11.0%
Interest expense, net	610	0.0%	817	0.1%	2,684	0.0%	3,277	0.1%
Income before income taxes	$189,469	13.4%	$136,640	10.4%	$641,857	11.7%	$557,472	10.9%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable) the impact of the EHR applications, the effect of items that are non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, impacts of settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the three and twelve-month periods ended December 31, 2017 and 2016. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of the implementation of EHR applications at our acute care hospitals; (iii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Behavioral Health Services
For the three and twelve months ended
December 31, 2017 and 2016
(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve Months ended		Twelve Months ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,177,124		$1,157,416		$4,743,340		$4,666,633
Less: Provision for doubtful accounts	28,304		26,451		111,277		113,455
Net revenues	1,148,820	100.0%	1,130,965	100.0%	4,632,063	100.0%	4,553,178	100.0%
Operating charges:
Salaries, wages and benefits	591,423	51.5%	564,614	49.9%	2,361,545	51.0%	2,257,512	49.6%
Other operating expenses	228,791	19.9%	225,015	19.9%	921,991	19.9%	885,574	19.4%
Supplies expense	49,005	4.3%	48,275	4.3%	195,291	4.2%	193,901	4.3%
Depreciation and amortization	35,162	3.1%	32,725	2.9%	136,000	2.9%	131,231	2.9%
Lease and rental expense	11,271	1.0%	12,097	1.1%	44,259	1.0%	44,975	1.0%
Subtotal-operating expenses	915,652	79.7%	882,726	78.1%	3,659,086	79.0%	3,513,193	77.2%
Income from operations	233,168	20.3%	248,239	21.9%	972,977	21.0%	1,039,985	22.8%
Interest expense, net	416	0.0%	426	0.0%	2,006	0.0%	1,728	0.0%
Income before income taxes	$232,752	20.3%	$247,813	21.9%	$970,971	21.0%	$1,038,257	22.8%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve Months ended		Twelve Months ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,250,298		$1,181,804		$5,020,177		$4,758,761
Less: Provision for doubtful accounts	28,809		26,478		113,458		113,754
Net revenues	1,221,489	100.0%	1,155,326	100.0%	4,906,719	100.0%	4,645,007	100.0%
Operating charges:
Salaries, wages and benefits	627,066	51.3%	568,745	49.2%	2,496,236	50.9%	2,271,967	48.9%
Other operating expenses	257,378	21.1%	245,195	21.2%	1,042,056	21.2%	965,873	20.8%
Supplies expense	49,969	4.1%	48,628	4.2%	199,936	4.1%	194,872	4.2%
Depreciation and amortization	38,984	3.2%	33,484	2.9%	152,067	3.1%	134,487	2.9%
Lease and rental expense	11,452	0.9%	12,130	1.0%	45,445	0.9%	45,346	1.0%
Subtotal-operating expenses	984,849	80.6%	908,182	78.6%	3,935,740	80.2%	3,612,545	77.8%
Income from operations	236,640	19.4%	247,144	21.4%	970,979	19.8%	1,032,462	22.2%
Interest expense, net	415	0.0%	426	0.0%	2,005	0.0%	1,728	0.0%
Income before income taxes	$236,225	19.3%	$246,718	21.4%	$968,974	19.7%	$1,030,734	22.2%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of items that are non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, impacts of settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2017.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the three and twelve-month periods ended December 31, 2017 and 2016. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
December 31, 2017 and 2016

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/17	12/31/16	% change	12/31/17	12/31/16	% change

Hospitals owned and leased	26	26	0.0%	300	214	40.2%
Average licensed beds	6,132	6,100	0.5%	23,225	21,884	6.1%
Average available beds	5,960	5,925	0.6%	23,140	21,803	6.1%
Patient days	330,319	309,916	6.6%	1,569,123	1,488,685	5.4%
Average daily census	3,590.4	3,368.7	6.6%	17,055.7	16,181.4	5.4%
Occupancy-licensed beds	58.6%	55.2%	6.1%	73.4%	73.9%	-0.6%
Occupancy-available beds	60.2%	56.9%	6.0%	73.7%	74.2%	-0.7%
Admissions	75,795	69,411	9.2%	114,049	111,080	2.7%
Length of stay	4.4	4.5	-2.4%	13.8	13.4	2.7%

Inpatient revenue	$5,514,735	$4,746,830	16.2%	$2,260,616	$2,030,155	11.4%
Outpatient revenue	3,335,708	2,913,066	14.5%	253,078	233,645	8.3%
Total patient revenue	8,850,443	7,659,896	15.5%	2,513,694	2,263,800	11.0%
Other revenue	115,512	117,385	-1.6%	50,711	53,553	-5.3%
Gross hospital revenue	8,965,955	7,777,281	15.3%	2,564,405	2,317,353	10.7%

Total deductions	7,371,736	6,322,401	16.6%	1,314,107	1,135,549	15.7%

Net hospital revenue before provision for doubtful accounts	1,594,219	1,454,880	9.6%	1,250,298	1,181,804	5.8%

Provision for doubtful accounts	182,288	136,271	33.8%	28,809	26,478	8.8%

Net hospital revenue	$1,411,931	$1,318,609	7.1%	$1,221,489	$1,155,326	5.7%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	12/31/17	12/31/16	% change	12/31/17	12/31/16	% change

Hospitals owned and leased	26	26	0.0%	210	210	0.0%
Average licensed beds	6,089	6,057	0.5%	21,803	21,579	1.0%
Average available beds	5,917	5,882	0.6%	21,722	21,498	1.0%
Patient days	328,376	309,672	6.0%	1,458,835	1,466,222	-0.5%
Average daily census	3,569.3	3,366.0	6.0%	15,856.9	15,937.2	-0.5%
Occupancy-licensed beds	58.6%	55.6%	5.5%	72.7%	73.9%	-1.5%
Occupancy-available beds	60.3%	57.2%	5.4%	73.0%	74.1%	-1.5%
Admissions	75,098	69,403	8.2%	113,436	110,444	2.7%
Length of stay	4.4	4.5	-2.0%	12.9	13.3	-3.1%

(1) Henderson Hospital is excluded from October in current year.
(2) CAMBIAN facilities are excluded in current year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the twelve months ended
December 31, 2017 and 2016

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/17	12/31/16	% change	12/31/17	12/31/16	% change

Hospitals owned and leased	26	26	0.0%	300	214	40.2%
Average licensed beds	6,127	5,934	3.3%	23,151	21,829	6.1%
Average available beds	5,954	5,759	3.4%	23,068	21,744	6.1%
Patient days	1,312,265	1,251,511	4.9%	6,381,756	6,004,066	6.3%
Average daily census	3,595.2	3,419.4	5.1%	17,484.3	16,404.6	6.6%
Occupancy-licensed beds	58.7%	57.6%	1.9%	75.5%	75.2%	0.4%
Occupancy-available beds	60.4%	59.4%	1.7%	75.8%	75.4%	0.5%
Admissions	297,390	274,074	8.5%	467,822	456,052	2.6%
Length of stay	4.4	4.6	-3.4%	13.6	13.2	3.6%

Inpatient revenue	$21,888,207	$19,042,627	14.9%	$8,949,984	$8,017,585	11.6%
Outpatient revenue	13,115,881	11,374,098	15.3%	993,409	902,102	10.1%
Total patient revenue	35,004,088	30,416,725	15.1%	9,943,393	8,919,687	11.5%
Other revenue	468,300	462,274	1.3%	205,212	210,714	-2.6%
Gross hospital revenue	35,472,388	30,878,999	14.9%	10,148,605	9,130,401	11.2%

Total deductions	29,232,086	25,138,222	16.3%	5,128,428	4,371,640	17.3%

Net hospital revenue before provision for doubtful accounts	6,240,302	5,740,777	8.7%	5,020,177	4,758,761	5.5%

Provision for doubtful accounts	755,619	627,827	20.4%	113,458	113,754	-0.3%

Net hospital revenue	$5,484,683	$5,112,950	7.3%	$4,906,719	$4,645,007	5.6%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	12/31/17	12/31/16	% change	12/31/17	12/31/16	% change

Hospitals owned and leased	26	26	0.0%	210	210	0.0%
Average licensed beds	6,004	5,923	1.4%	21,824	21,597	1.1%
Average available beds	5,831	5,748	1.4%	21,743	21,512	1.1%
Patient days	1,294,035	1,251,171	3.4%	5,964,648	5,947,976	0.3%
Average daily census	3,545.3	3,418.5	3.7%	16,341.5	16,251.3	0.6%
Occupancy-licensed beds	59.0%	57.7%	2.3%	74.9%	75.2%	-0.5%
Occupancy-available beds	60.8%	59.5%	2.2%	75.2%	75.5%	-0.5%
Admissions	290,928	274,066	6.2%	466,104	454,562	2.5%
Length of stay	4.4	4.6	-2.6%	12.8	13.1	-2.2%

(1) Henderson Hospital is excluded from January through October in current year.
(2) CAMBIAN facilities are excluded in current year.

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2018 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2018
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$10,923,000		$11,063,000

Adjusted net income attributable to UHS (a) (b)	864,409		924,859
Depreciation and amortization	472,148		472,148
Interest expense	155,421		155,421
Provision for income taxes (b)	266,129		284,739
EBITDA (a) (c)	1,758,107	16.1%	1,837,167	16.6%

Adjusted net income attributable to UHS, per diluted share (a) (b)	$9.25		$9.90

Shares used in computing diluted earnings per share	93,394		93,394

(a) The 2018 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, the impact of gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases that differ from included assumptions and other material amounts that may be reflected in our financial statements that relate to prior periods.  It is also subject to certain conditions including those set forth in the accompanying report in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Excludes the impact on our provision for income taxes and net income attributable to UHS/per diluted share resulting from our January 1, 2017 adoption of ASU 2016-09, as discussed in the accompanying report.

(c) EBITDA is a non-GAAP financial measure.  To obtain a complete understanding of our financial performance, EBIDTA should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2017.